Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 18, 2019, is by and among RANGE RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Sixth Amended and Restated Credit Agreement, dated as of April 13, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as provided herein, and the Administrative Agent and the Majority Lenders have agreed to do so on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Majority Lenders hereby agree as follows:

SECTION 1.Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1Additional Definitions.  Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

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(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 13.28.

“First Amendment Effective Date” means October 18, 2019.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 13.28.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Supported QFC” has the meaning assigned to it in Section 13.28.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 13.28.

1.2Amended Definition.  The definition of “Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Commitment” shall mean, (a) with respect to each Lender that is a Lender on the First Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the First Amendment Effective Date, (i) the amount specified as such Lender’s “Commitment” in the Assignment and Assumption pursuant to which such Lender assumed a portion of the Total Commitment, or (ii) the amount specified in Schedule 1.1(a) as amended by any Incremental Agreement, in each case as the same may be changed from time to time pursuant to terms of this Agreement. The aggregate amount of the Commitments as of the First Amendment Effective Date is $2,400,000,000.

1.3LIBOR Replacement.  Section 2.17(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be

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temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z)  the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to (I) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (II) any evolving or then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii)(w), clause(ii)(x), or clause(ii)(y) of the first sentence of this Section 2.17(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any requests by the Borrower for the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Loan shall be ineffective and (y) if any Notice of Borrowing requests a LIBOR Loan, such Loan shall be made as an ABR Loan.

1.4Beneficial Ownership Notices.  Section 9.1(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to

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any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) promptly upon distribution thereof, copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement), (iii) promptly following knowledge of the occurrence thereof, written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification, (iv) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (v) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

1.5Restricted Payments.  Section 10.6(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h)so long as, after giving pro forma effect thereto, together with any concurrent Restricted Payments being paid under this Section 10.6(h) and Section 10.6(i), (i) no Event of Default shall have occurred and be continuing, and (ii) the Available Commitment is not less than 15% of the then effective Loan Limit (on a pro forma basis after giving effect to such Restricted Payment), and (iii) the Consolidated Funded Debt to Consolidated EBITDAX Ratio does not exceed 3.25 to 1.00, on a pro forma basis as of the date of such Restricted Payment (with Consolidated EBITDAX determined as of the end of the last Test Period), the Borrower may make, declare and pay additional Restricted Payments in cash without limit to the holders of its Stock and Stock Equivalents; provided that, clause (iii) above shall not apply to Restricted Payments in an aggregate amount of up to $100,000,000 made by Borrower within twelve months following the First Amendment Effective Date using net cash proceeds of Dispositions permitted under Section 10.4 or premium proceeds from Hedge Agreement transactions;

1.6Debt Payment Incurrence.  Section 10.7(a)(C)(2) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(2) Available Commitment is not less than 15% of the then effective Loan Limit (on a pro forma basis after giving effect to such prepayment, repurchase, redemption, or defeasance); and

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1.7Hedge Agreements.  Sections 10.10(a)(i) and (iv) of the Credit Agreement are each hereby amended and restated in their respective entirety to read as follows:

(i)subject to the proviso below, as of the end of each fiscal quarter, on a net basis, the aggregate daily notional volume determined on a month by month basis for each of natural gas, natural gas liquids and crude oil, calculated separately, covered by all Hedge Agreements with a term greater than sixty (60) months from the date each such Hedge Agreement is entered into shall not exceed 20% of the average consolidated daily production volumes of natural gas, natural gas liquids and crude oil, calculated separately, of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarter period (after giving pro forma effect to any Dispositions permitted under Section 10.4 during such period, and excluding the effect of any force majeure events during such period), and the Borrower shall and shall cause the Restricted Subsidiaries to promptly, but in any event within forty-five (45) days following the end of each fiscal quarter, enter into Hedge Terminations to the extent necessary to be in compliance with the limitations set forth in this clause (i) (but no Default or Event of Default shall be deemed to have arisen during such 45 day period); provided, that, notwithstanding the foregoing and regardless of whether such percentage limitation is exceeded, the Borrower and the Restricted Subsidiaries shall have no obligation to enter into any Hedge Terminations (and no Default or Event of Default shall arise hereunder from exceeding such percentage limitation) unless long-dated Hedge Agreements subject to this clause are within 24 months of their scheduled maturity date (in which case such obligation shall arise only with respect to long-dated Hedge Agreements that are within 24 months of their scheduled maturity date, with Hedge Terminations for long-dated Hedge Agreements with a scheduled maturity date outside of such 24 month period at the option of the Borrower to satisfy such requirement);

(iv)notwithstanding the separate calculation requirements for natural gas, natural gas liquids and crude oil in clauses (i), (ii) and (iii) above, so long as the Borrower and the Restricted Subsidiaries properly identify and consistently report such hedges, the Borrower and the Restricted Subsidiaries may utilize crude oil hedges as a substitute for hedging natural gas liquids.

1.8Divisions.  A new Section 1.11 is hereby added to the Credit Agreement to read in its entirety as follows:

1.11Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Stock at such time.

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1.9Qualified Financial Contracts.  A new Section 13.28 is hereby added to the Credit Agreement to read in its entirety as follows:

13.28 Acknowledgement Regarding Any Supported QFCs.  To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

1.10Schedule 1.1(a).  Schedule 1.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 1.1(a) attached hereto.

SECTION 2.Reallocation and Increase of Commitments.  The Lenders have agreed among themselves to reallocate their respective Commitments, and to, among other things, permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each an “Increasing Lender”).  Each of the Administrative Agent, the Borrower and each other Credit Party hereby consents to (i) the reallocation of the Commitments as set forth on Schedule 1.1(a) to this Amendment, and (ii) the increase in each Increasing Lender’s Commitment.  On the date this

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Amendment becomes effective and after giving effect to such reallocation, increase and assignment of the Commitments, the Commitment and Commitment Percentage of each Lender shall be as set forth on Schedule 1.1(a) to the Credit Agreement, as amended by this Amendment.  Each Lender hereby consents to the Commitments set forth on Schedule 1.1(a) to the Credit Agreement, as amended by this Amendment.  The reallocation of the Commitments among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation.  The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 13.6(b)(ii)(C) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 2.  To the extent requested by any Lender, and in accordance with Section 2.11 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 2.11 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 2.11 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 2. On the date hereof, the Administrative Agent shall take the actions specified in Section 13.6, including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement.

SECTION 3.Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the reallocation and increase of Commitments contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1Execution and Delivery.  The Borrower, the Majority Lenders, and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

3.2Consent and Reaffirmation.  The Guarantors shall have executed and delivered the Consent and Reaffirmation attached hereto (the “Consent and Reaffirmation”).

3.3Fees and Expenses.  The Administrative Agent shall have received payment of all costs, fees, expenses (including the fees and expenses of the Administrative Agent’s counsel) of the Administrative Agent and other amounts due and payable in connection with this Amendment (to the extent billed prior to the First Amendment Effective Date).

3.4No Default.  No Default or Event of Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

3.5Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

SECTION 4.Representations and Warranties of the Borrower.  To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

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4.1Reaffirmation of Representations and Warranties/Further Assurances.  Subject to Section 5.1 hereof, after giving effect to the amendments contained herein, each representation and warranty of the Borrower and each Guarantor contained in the Credit Agreement and in each of the other Credit Documents is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date).

4.2Corporate Power and Authority; Enforceability.  The Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.  The Borrower has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or law).  Each Guarantor has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Consent and Reaffirmation attached hereto and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Consent and Reaffirmation.  Each Guarantor has duly executed and delivered the Consent and Reaffirmation and the Consent and Reaffirmation constitutes the legal, valid and binding obligation of the Guarantors enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or law).

4.3Beneficial Ownership.  As of the First Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the First Amendment Effective Date to any Lender in connection with the Credit Agreement is true and correct in all respects.

4.4No Violation.  None of the execution, delivery or performance by the Borrower of this Amendment, nor by the Guarantors of the Consent and Reaffirmation, or the compliance with the terms and provisions of each thereof will (a) contravene any material applicable provision of any material Requirement of Law, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower (other than Liens created under the Credit Documents) pursuant to the terms of any Contractual Requirement except to the extent such breach, default or Lien would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Borrower.

4.5No Default.  As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

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SECTION 5.Miscellaneous.

5.1Mortgages.  On or before the date that is thirty (30) days after the First Amendment Effective Date (or such later date as the Administrative Agent in its sole discretion may agree), to the extent necessary to cause the Collateral Coverage Ratio to meet the Collateral Coverage Minimum, the Administrative Agent shall have received Mortgages, duly executed by the Borrower or other Credit Parties, creating first-priority Liens (subject to Liens permitted by Section 10.2 of the Credit Agreement) on additional Oil and Gas Properties of the Credit Parties.

5.2Reaffirmation of Credit Documents and Liens.  Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by the Borrower.  The Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Borrower under the Credit Agreement and the other Credit Documents or the Liens securing the payment and performance thereof.

5.3Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart to this Amendment by facsimile or other electronic means shall be effective as delivery of manually executed counterparts of this Amendment.

5.5Legal Expenses.  The Borrower hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.6Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

5.7Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.8Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

5.9Waivers of Jury Trial.  THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LETTER OF CREDIT ISSUER AND EACH LENDER HEREBY IRREVOCABLY AND

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UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.10Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

5.11Reference to and Effect on the Credit Documents.

(a)This Amendment shall be deemed to constitute a Credit Document for all purposes and in all respects.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Credit Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

[Remainder of Page Intentionally Blank.  Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

RANGE RESOURCES CORPORATION, as the Borrower

By:	/s/ MARK S. SCUCCHI Name: Mark S. Scucchi

Title:    Chief Financial Officer

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JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Letter of Credit Issuer and a Lender

By:
/s/ DAVID MORRIS
Name: David Morris
Title: Authorized Officer

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bank of america, n.a., as a Letter of Credit Issuer and a Lender

By:
/s/ CHRISTOPHER DIBIASE
Name: Christopher DiBiase
Title: Director

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ROYAL BANK OF CANADA, as a Letter of Credit Issuer and a Lender

By:
/s/ DON J. MCKINNERNEY
Name: Don J. McKinnerney
Title: Authorized Signatory

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BANK OF MONTREAL, as a Lender

By:
/s/ JAMES V. DUCOTE
Name: James V. Ducote
Title: Managing Director

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
/s/ SCOTT MACKEY
Name: Scott Mackey
Title: Director

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CITIBANK, N.A., as a Lender

By:
/s/ PHIL BALLARD
Name: Phil Ballard
Title: Vice President

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:
/s/ MICHAEL WILLIS
Name: Michael Willis
Title: Managing Director

By:
/s/ PAGE DILLEHUNT
Name: Page Dillehunt
Title: Managing Director

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MUFG UNION BANK, N.A., as a Lender

By:
/s/ TRACI BANKSTON
Name: Traci Bankston
Title: Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
/s/ MARK E. THOMPSON
Name: Mark E. Thompson
Title: Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
/s/ MICHAEL REAL
Name: Michael Real
Title: Director

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NATIXIS, NEW YORK Branch, as a Lender

By:
/s/ VIKRAM NATH
Name: Vikram Nath
Title: Director

By:
/s/ AJAY PRAKASH
Name: Ajay Prakash
Title: Director

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SocietE GEnErale, as a Lender

By:
/s/ MAX SONNONSTINE
Name: Max Sonnonstine
Title: Director

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ABN AMRO CAPITAL USA LLC, as a Lender

By:
/s/ DARRELL HOLLEY
Name: Darrell Holley
Title: Managing Director

By:
/s/ DAVID MONTGOMERY
Name: David Montgomery
Title: Managing Director

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BARCLAYS BANK PLC, as a Lender

By:
/s/ SYDNEY G. DENNIS
Name: Sydney G. Dennis
Title: Director

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BBVA USA, as a Lender

By:
/s/ JULIA BARNHILL
Name: Julia Barnhill
Title: Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
/s/ NUPUR KUMAR
Name: Nupur Kumar
Title: Authorized Signatory

By:
/s/ BASTIEN DAYER
Name: Bastien Dayer
Title: Authorized Signatory

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MIZUHO BANK, LTD., as a Lender

By:
/s/ EDWARD SACKS
Name: Edward Sacks
Title: Authorized Signatory

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
/s/ GEORGE E. MCKEAN
Name: George E. McKean
Title: Senior Vice President

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
/s/ KYLE T. HELFRICH
Name: Kyle T. Helfrich
Title: Vice President

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SUNTRUST BANK, as a Lender

By:
/s/ JUSTIN LIEN
Name: Justin Lien
Title: Director

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ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender

By:
/s/ MATT LANG
Name: Matt Lang
Title: Vice President-Amegy Bank Division

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BOKF, NA DBA BANK OF TEXAS, as a Lender

By:
/s/ SCOTT MILLER
Name: Scott Miller
Title: Senior Vice President

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
/s/ GREG KRABLIN
Name: Greg Krablin
Title: Senior Vice President

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COMERICA BANK, as a Lender

By:
/s/ MACKENZIE DOLD
Name: Mackenzie Dold
Title: Vice President

Range Resources Corporation  - First AmendmentSignature Page

COMMONWEALTH BANK OF AUSTRALIA, as a Lender

By:
/s/ MICHAEL LEEDS
Name: Michael Leeds
Title: Associate Director

Range Resources Corporation  - First AmendmentSignature Page

The Bank of Nova Scotia, HOUSTON BRANCH as a Lender

By:
/s/ RYAN KNAPE
Name: Ryan Knape
Title: Director

Range Resources Corporation  - First AmendmentSignature Page

CONSENT AND REAFFIRMATION

The undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Sixth Amended and Restated Credit Agreement (the “First Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrower to the Secured Parties pursuant to the terms of its Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties or the Liens granted by it securing payment and performance thereunder and (v) reaffirms that the Guarantee and such Liens are and shall continue to remain in full force and effect.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that the Lenders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for its Guaranty to remain in full force and effect, and nothing herein shall create such duty or obligation.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of this First Amendment.

GUARANTORS:

RANGE ENERGY SERVICES COMPANY, LLC

ENERGY ASSETS OPERATING COMPANY, LLC

RANGE RESOURCES–PINE MOUNTAIN, INC.

RANGE RESOURCES – APPALACHIA, LLC

RANGE PRODUCTION COMPANY, LLC

RANGE RESOURCES–MIDCONTINENT, LLC

RANGE RESOURCES – LOUISIANA, INC.

RANGE LOUISIANA OPERATING, LLC

By:  /s/ MARK SCUCCHI
Name: Mark Scucchi
Title:   Chief Financial Officer of all of the foregoing       Guarantors

Range Resources Corporation - First AmendmentConsent and Reaffirmation

Schedule 1.1(a)

COMMITMENTS1

Lender	Title	Commitment Percentage	Commitment (and Letter of Credit Commitment, if indicated)
JPMorgan Chase Bank, N.A.	Administrative Agent	6.96%	Commitment: $167,000,000.00 Letter of Credit Commitment: $166,666,666.67
Bank of America, N.A.	Co-Syndication Agent	6.96%	Commitment: $167,000,000.00 Letter of Credit Commitment: $166,666,666.67
Bank of Montreal	Co-Documentation Agent	5.00%	$120,000,000.00
Citibank, N.A.	Co-Documentation Agent	5.00%	$120,000,000.00
Wells Fargo Bank, National Association	Co-Documentation Agent	5.00%	$120,000,000.00
Natixis		5.00%	$120,000,000.00
Mizuho Bank, Ltd.		5.00%	$120,000,000.00
PNC Bank, National Association		5.00%	$120,000,000.00
Royal Bank of Canada	Co-Syndication Agent	4.83%	Commitment: $116,000,000.00 Letter of Credit Commitment: $166,666,666.67
Capital One, National Association	Co-Documentation Agent	3.75%	$90,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	Co-Documentation Agent	3.75%	$90,000,000.00
Credit Agricole Corporate and Investment Bank	Co-Documentation Agent	3.75%	$90,000,000.00
MUFG Union Bank, N.A.	Co-Documentation Agent	3.75%	$90,000,000.00
U.S. Bank National Association	Co-Documentation Agent	3.75%	$90,000,000.00
Société Générale		3.33%	$80,000,000.00

[1]	As of the First Amendment Effective Date

Range Resources Corporation - First AmendmentSchedule 1.1(a)

Lender	Title	Commitment Percentage	Commitment (and Letter of Credit Commitment, if indicated)
ABN AMRO Capital USA LLC		3.33%	$80,000,000.00
Barclays Bank PLC		3.33%	$80,000,000.00
BBVA USA		3.33%	$80,000,000.00
Credit Suisse AG, Cayman Islands Branch		3.33%	$80,000,000.00
Key Bank, National Association		2.77%	$66,500,000.00
Suntrust Bank		2.77%	$66,500,000.00
BOKF, NA dba Bank of Texas		1.96%	$47,000,000.00
ZB, N.A. dba Amegy Bank		1.67%	$40,000,000.00
Branch Banking and Trust Company		1.67%	$40,000,000.00
Comerica Bank		1.67%	$40,000,000.00
Commonwealth Bank of Australia		1.67%	$40,000,000.00
The Bank of Nova Scotia, Houston Branch		1.67%	$40,000,000.00
TOTAL		100.00%	$2,400,000,000.00

Range Resources Corporation  - First AmendmentSchedule 1.1(a)